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                                                                       Exhibit 5



                                     AVNET
                            Corporate Services Group


                                                                     May 5, 2000


Board of Directors
Avnet, Inc.
2211 South 47th Street
Phoenix, Arizona 85034

         Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

         I refer to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Avnet, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 3,151,667 shares of common stock, par value $1.00 per share (the "Shares"), of the Company to be issued in connection with the merger (the "Merger") of Tactful Acquisition Corp., a wholly-owned subsidiary of the Company ("Tactful"), with and into Savoir Technology Group, Inc. ("Savoir").

         I have examined and am familiar with the Amended and Restated Agreement and Plan of Merger, dated as of March 2, 2000, by and among the Company, Tactful and Savoir (the "Merger Agreement"). I also have examined and am familiar with originals, or copies the authenticity of which has been established to my satisfaction, of such documents and instruments as I have deemed necessary to express the opinions hereinafter set forth.

         Based upon the foregoing, it is my opinion that when the Registration Statement relating to the Shares has become effective under the Act, and the Merger has become effective under the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

         I consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus constituting Part I thereof.

                                    Very truly yours,


                                    /s/ David R. Birk

                                    David R. Birk
                                    Senior Vice President and
                                      General Counsel